EXHIBIT 10.1

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT (this “Agreement”), is made as of October 8, 2013, by and among AARON’S, INC., a Georgia corporation (together with its successors and assigns, the “Company”), AARON INVESTMENT COMPANY, a Delaware corporation (together with its successors and assigns, “AIC”), AARON’S PRODUCTION COMPANY, a Georgia corporation (together with its successors and assigns, “APC”) and 99LTO, LLC, a Georgia limited liability company (together with its successors and assigns, “99LTO” and, together with the Company, AIC and APC, collectively, the “Obligors”) and each of the Persons holding one or more Notes (as defined below) on the Second Amendment Effective Date (as defined below) (collectively, the “Noteholders”), with respect to that certain Note Purchase Agreement, dated as of July 5, 2011, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of December 19, 2012 (as amended from time to time and as in effect immediately prior to giving effect to this Agreement, the “Existing Note Purchase Agreement” and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Obligors and each of the Noteholders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Existing Note Purchase Agreement.
RECITALS:
A.    The Obligors and Noteholders are parties to the Existing Note Purchase Agreement, pursuant to which the Obligors issued and sold an aggregate principal amount of $125,000,000 of their 3.75% Senior Notes due April 27, 2018 (the “Notes”) to the Noteholders;
B.    The Noteholders are the holders of all outstanding Notes, as of the date hereof, in the aggregate principal amounts indicated on Annex 1 hereto; and
C.    The Obligors have requested, and the Noteholders have agreed to, certain amendments and modifications to the provisions of the Existing Note Purchase Agreement, subject to the terms and conditions set forth herein.
AGREEMENT:
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors and the Noteholders agree as follows:

1.	AMENDMENTS.
Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Existing Note Purchase Agreement is hereby amended as follows (such amendments herein referred to as the “Amendments”):

1.1.    Amendment of Paragraph 5A (Financial Statements). Clause (iii) of Paragraph 5A of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(iii)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be, it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable reports, statements or other materials to the Securities and Exchange Commission to the extent that such reports, statements or other materials are available to each Significant Holder on EDGAR;”
1.2.    Amendment of Paragraph 6D (Minimum Consolidated Net Worth). Paragraph 6D of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“6D.    Intentionally Omitted.”
1.3.    Amendment of Paragraph 6H (Restricted Payments). Paragraph 6H of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“6H.    Restricted Payments.    The Company will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the obligations of the Obligors under the Notes or any options, warrants, or other rights to purchase such common stock or such subordinated Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), except for (i) dividends payable by the Company solely in shares of any class of its common stock, (ii) Restricted Payments made by any Subsidiary to any Obligor, and (iii) other Restricted Payments made by the Company in cash so long as after giving pro forma effect to the payment thereof, (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the Company and its Subsidiaries would be in pro forma compliance with the financial covenants in paragraphs 6A and 6B measured as of the last day of the most recently ended fiscal quarter for which financial statements are required to have been delivered hereunder.”

2.	WARRANTIES AND REPRESENTATIONS.
To induce the Noteholders to enter into this Agreement, each of the Obligors represents and warrants to each of the Noteholders that as of the Second Amendment Effective Date (as hereinafter defined):

2.1.	Corporate and Other Organization and Authority.
(a)        Each Obligor is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(b)        Each of the Obligors has the requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

2.2.	Authorization, etc.
This Agreement has been duly authorized by all necessary corporate or limited liability company action on the part of the Obligors. Each of this Agreement, the Note Purchase Agreement and the Notes constitutes a legal, valid and binding obligation of the Obligors, enforceable, in each case, against such Obligor in accordance with its terms, except as such enforceability may be limited by:
(a)        applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and
(b)        general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3.	No Conflicts, etc.
The execution and delivery by each Obligor of this Agreement and the performance by such Obligor of its obligations under each of this Agreement, the Note Purchase Agreement and the Notes do not conflict with, result in any breach in any of the provisions of, constitute a default under, violate or result in the creation of any Lien upon any property of such Obligor under the provisions of:
(a)        any charter document, constitutive document, agreement with shareholders or members, bylaws or any other organizational or governing agreement of such Obligor;
(b)        any agreement, instrument or conveyance by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected; or
(c)        any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected.

2.4.	Governmental Consent.

The execution and delivery by the Obligors of this Agreement and the performance by the Obligors of their respective obligations hereunder and under the Note Purchase Agreement and the Notes do not require any consents, approvals or authorizations of, or filings, registrations or qualifications with, any Governmental Authority on the part of any Obligor.

2.5.	No Defaults.
No event has occurred and is continuing and no condition exists which, immediately before or immediately after giving effect to the Amendments provided for in this Agreement, constitutes or would constitute a Default or an Event of Default.
2.6.    Representations in Note Purchase Agreement.
After giving effect to this Agreement, the representations and warranties contained in the Note Purchase Agreement and the Joinder Agreements executed by APC and 99LTO are true and correct in all material respects as of the Second Amendment Effective Date.
2.7.    Amendment Fees.
No fee or other consideration was or will be paid to the administrative agent or any of the lenders party to the SunTrust Agreement or the SunTrust Loan Facility Agreement in connection with the Bank Amendments (as defined below).
2.8.    Deletion of Covenants Governing Minimum Consolidated Net Worth in SunTrust Agreements.
No Default or Event of Default (as each such term is defined in the SunTrust Agreement) and no Credit Event or Unmatured Credit Event (as each such term is defined in the SunTrust Loan Facility Agreement) exist on the date hereof and, as a result of the operation of the last paragraph of Article VI of the SunTrust Agreement and the last paragraph of Article VII of the SunTrust Loan Facility Agreement, the covenants governing minimum Consolidated Net Worth set forth in Section 6.4 of the SunTrust Agreement and in Section 7.4 of the SunTrust Loan Facility Agreement have been deleted therefrom effective as of the Second Amendment Effective Date.

3.	CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.
The amendments set forth in this Agreement shall become effective as of the date first written above (the “Second Amendment Effective Date”), provided that each Noteholder shall have received the following:
(a)     a copy of this Agreement executed by the Obligors and the Noteholders;
(b)     the representations and warranties set forth in Section 2 of this Agreement shall be true and correct on such date;
(c)    the Noteholders shall have received fully executed copies of (i) the Fifth Amendment to the SunTrust Agreement dated as of the date hereof (the “Revolver Amendment”) and (ii) the

Sixth Amendment to the SunTrust Loan Facility Agreement dated as of the date hereof (the “Loan Facility Amendment” and together with the Revolver Amendment, collectively, the “Bank Amendments”), and each such Bank Amendment shall be in form and substance satisfactory to the Noteholders and in full force and effect; and
(d)    payment of the reasonable fees, charges and disbursements of counsel to the Noteholders incurred in connection with this Agreement.

4.	MISCELLANEOUS.

4.1.	Governing Law.
THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

4.2.	Duplicate Originals; Electronic Signature.
Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

4.3.	Waiver and Amendments.
Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

4.4.	Costs and Expenses.
Whether or not the Amendments become effective, each of the Obligors confirms its obligation under paragraph 11B of the Note Purchase Agreement and agrees that, on the Second Amendment Effective Date (or if an invoice is delivered subsequent to the Second Amendment Effective Date or if the Amendments do not become effective, promptly after receiving any statement or invoice therefor), it will pay all costs and expenses of the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Noteholders’ special counsel presented to the Company on the Second Amendment Effective Date. The Obligors will also promptly pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of the Noteholders’ special counsel rendered after the Second Amendment Effective Date in connection with this Agreement.

4.5.	Successors and Assigns.
This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of the Noteholders and shall be enforceable by any successor or assign of any such Noteholder, whether or not an express assignment of rights hereunder shall have been made by such Noteholder or its successors and assigns.

4.6.	Survival.
All warranties, representations, certifications and covenants made by the Obligors in this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Noteholders.

4.7.	Part of Existing Note Purchase Agreement; Future References, etc.
This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and the Notes and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Purchase Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

4.8.	Affirmation of Obligations under Existing Note Purchase Agreement and Notes.
The Obligors hereby acknowledge and affirm all of their respective obligations under the terms of the Existing Note Purchase Agreement and the Notes. The execution, delivery and effectiveness of this Agreement shall not be deemed, except as expressly provided herein, (a) to operate as a waiver of any right, power or remedy of any of the Noteholders under the Existing Note Purchase Agreement or the Notes, nor constitute a waiver or amendment of any provision thereunder, or (b) to prejudice any rights which any Noteholder now has or may have in the future under or in connection with the Note Purchase Agreement or the Notes or under applicable law.
[Remainder of page intentionally left blank. Next page is signature page.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof.

Very truly yours,

AARON’S, INC.

By: /s/ Gilbert L. Danielson
Name:    Gilbert L. Danielson
Title:    Executive Vice President, Chief
Financial Officer

AARON INVESTMENT COMPANY

By: /s/ Gilbert L. Danielson
Name:    Gilbert L. Danielson
Title:    Vice President and Treasurer

AARON’S PRODUCTION COMPANY

By: /s/ Gilbert L. Danielson
Name:    Gilbert L. Danielson
Title:    Vice President and Treasurer

99LTO, LLC

By: /s/ Gilbert L. Danielson
Name:    Gilbert L. Danielson
Title:    Executive Vice President, Chief
Financial Officer

[Signature Page to Amendment No. 2 to Aaron’s, Inc. 2011 Note Purchase Agreement]

Accepted and Agreed:

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: : /s/ Jay S. White
Name:    Jay S. White
Title:    Senior Vice President
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:    Prudential Investment Management, Inc.,
as investment manager

By: : /s/ Jay S. White
Name:    Jay S. White
Title:    Senior Vice President
THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.
By:    Prudential Investment Management (Japan),
Inc., as Investment Manager

By:    Prudential Investment Management, Inc.,
as Sub-Adviser

By: : /s/ Jay S. White
Name:    Jay S. White
Title:    Senior Vice President
ZURICH AMERICAN INSURANCE COMPANY
By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: : /s/ Jay S. White
Name:    Jay S. White
Title:    Senior Vice President

[Signature Page to Amendment No. 2 to Aaron’s, Inc. 2011 Note Purchase Agreement]

FORETHOUGHT LIFE INSURANCE COMPANY
By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: : /s/ Jay S. White
Name:    Jay S. White
Title:    Senior Vice President

[Signature Page to Amendment No. 2 to Aaron’s, Inc. 2011 Note Purchase Agreement]

ANNEX 1

INFORMATION AS TO NOTEHOLDERS

Name Held	Principal Amount of Notes
The Prudential Insurance Company of America	$52,530,000
Prudential Retirement Insurance and Annuity Company	$46,400,000 $3,600,000
The Prudential Insurance Company of America, Ltd.	$10,000,000
Zurich American Insurance Company	$9,000,000
Forethought Life Insurance Company	$3,470,000
Total:	$125,000,000

Annex 1
A/75739305.1